 Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
CVR ENERGY, INC.

THE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 6, 2025, UNLESS
THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED,
THE “EXPIRATION TIME”)

As set forth in Section 3 — Procedures for Tendering Shares of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of common stock, par value $0.01 per share, of CVR Energy, Inc., a Delaware corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary and Paying Agent prior to the Expiration Time. This form may be delivered by hand or mail to the Depositary and Paying Agent. See Section 3 — Procedures for Tendering Shares of the Offer to Purchase.
The Depositary and Paying Agent for the Offer is:
Broadridge Corporate Issuer Solutions, LLC
By Express Mail, Hand or Overnight Courier: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	By Mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718
For information about the Offer, please contact the Information Agent, D.F. King & Co., Inc., at (866) 207-3626 or via email at CVREnergy@dfking.com.
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal or an Agent’s Message and certificates for shares of common stock (or Book-Entry Confirmation) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:
The undersigned hereby tenders to Icahn Enterprises Holdings L.P., a Delaware limited partnership (together with its direct and indirect subsidiaries, “Icahn Enterprises,” or the “Purchaser”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated December 6, 2024 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the “shares”) of CVR Energy, Inc., a Delaware corporation (the “Company”) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 — Procedures for Tendering Shares of the Offer to Purchase. The Offer is being made by Icahn Enterprises and, upon the terms and subject to the conditions of the Offer, Icahn Enterprises will purchase any shares properly tendered and not properly withdrawn, up to a maximum of 17,753,322 shares, at a purchase price of $18.25 per share. If more than 17,753,322 shares of common stock are properly tendered, Icahn Enterprises will purchase an aggregate of 17,753,322 shares from the stockholders of the Company on a pro rata basis based upon the number of shares validly tendered and not properly withdrawn by each tendering stockholder as of the Expiration Time. Shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering stockholders at our expense promptly after the Offer expires.
Number of Shares to be tendered:          shares.

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es):

Zip Code:

Day Time Area Code and Telephone Number:

Signature(s):

Dated:               , 2024
If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:
Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.
GUARANTEE
(Not To Be Used For Signature Guarantee)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary and Paying Agent either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within one business day (as defined in the Offer to Purchase) after the date hereof.
The eligible institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal and certificates for shares to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.
Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:               , 2024
Note: Do not send certificates for shares with this Notice.
Certificates for Shares should be sent with your Letter of Transmittal.